UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2017

Abercrombie & Fitch Co.

(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio		43054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (614) 283-6500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2017, Abercrombie & Fitch Co. (“A&F” or the “Registrant”) announced that Scott Lipesky, age 42, has been appointed to serve as Senior Vice President & Chief Financial Officer of the Registrant. The Board of Directors of the Registrant (the “Board”) approved the appointment of Mr. Lipesky on September 5, 2017. Mr. Lipesky will start his employment on or about October 2, 2017, and become an executive officer of the Registrant at that time.

Mr. Lipesky will report to Joanne C. Crevoiserat, Executive Vice President and Chief Operating Officer of the Registrant, who continued to serve as Executive Vice President and Chief Financial Officer of the Registrant after her promotion to Chief Operating Officer effective February 1, 2017. Following the employment of Mr. Lipesky, Ms. Crevoiserat will no longer serve as Chief Financial Officer of the Registrant and will continue to serve as Executive Vice President and Chief Operating Officer of the Registrant.

Mr. Lipesky served in various finance positions with the Registrant from November 2007 until October 2016, including as Senior Director, Financial Planning and Analysis from November 2010 to November 2012, Vice President, Financial Planning and Analysis from November 2012 to March 2013, Vice President, Merchandise Finance from March 2013 to September 2014 and Chief Financial Officer, Hollister Brand, from September 2014 to October 2016. Most recently, Mr. Lipesky served as Chief Financial Officer of American Signature, Inc., a privately-held home furnishings company. As a result of serving in these positions, Mr. Lipesky gained experience in all aspects of financial planning and analysis, corporate finance, merchandise planning, accounting, and treasury.

The Registrant has determined that neither Mr. Lipesky nor any of his immediate family members has had (nor does any propose to have) a direct or indirect interest in any transaction in which the Registrant or any of the Registrant’s subsidiaries was (or is proposed to be) a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K. In addition, the Registrant has determined that there are no family relationships between Mr. Lipesky and any current executive officer or director of A&F.

Pursuant to the offer letter which Mr. Lipesky executed on August 29, 2017 (the “Lipesky Offer Letter”) and the Board’s approval of the appointment of Mr. Lipesky as Senior Vice President & Chief Financial Officer of the Registrant on September 5, 2017, Mr. Lipesky will receive an annual base salary of $550,000, and his target incentive opportunity under A&F’s Short-Term Cash Incentive Compensation Performance Plan (the “Annual Incentive Plan”) will be 70% of his annual base salary (the maximum incentive opportunity will be 140% of his annual base salary). For the fiscal year ending February 3, 2018 (“Fiscal 2017”), Mr. Lipesky’s annual cash incentive, if earned, will be pro-rated based on his first day of employment with A&F.

If, as a result of the timing of Mr. Lipesky’s first day of employment with the Registrant, he must forfeit some or all of the guaranteed $240,000 bonus he would have otherwise been expected to receive in October 2017 from American Signature, Inc. (his previous employer), A&F will pay to Mr. Lipesky, upon commencement of his employment with A&F, a one-time sign-on bonus of up to $240,000, with the exact amount to be determined based on the gross amount of the guaranteed bonus forfeited, subject to Mr. Lipesky agreeing to repay the sign-on bonus in full if he resigns within 24 months of his first day of employment with A&F or is terminated for committing a major violation of A&F policy, for gross neglect of duties or for willful misconduct within 24 months of his first day of employment with A&F.

If Mr. Lipesky starts his employment with A&F on or before October 2, 2017, management of A&F will recommend to the Compensation and Organization Committee of A&F’s Board of Directors (the “Compensation Committee”) that Mr. Lipesky receive an inducement equity grant (the “Inducement Equity Grant”) with an approximate total value of $200,000, in the form of restricted stock units (“RSUs”). The actual number of RSUs granted will be based on the closing price of a share of A&F’s Class A Common Stock (the “Common Stock”) on the date of grant, which will occur (subject to approval by the Compensation Committee) at the next regularly scheduled meeting of the Compensation Committee following Mr. Lipesky’s first day of employment with A&F or as soon as practicable thereafter. The RSUs will be subject to a four-year vesting schedule, under which 25% of the RSUs subject to the Inducement Equity Grant will vest on each of the first, second, third and fourth anniversaries of the grant date, subject to Mr. Lipesky’s continued employment with A&F on the appropriate anniversary date.

Subject to satisfactory performance and continued employment by Mr. Lipesky with A&F, management of A&F will recommend to the Compensation Committee that an equity grant equal in value to approximately $750,000 be awarded to Mr. Lipesky as part of A&F’s Fiscal 2018 annual equity grant process. The vesting schedule, types of awards and other terms and conditions of the equity grant will be consistent with grants made during the Fiscal 2018 annual equity grant process to other members of A&F’s Leadership Team.

Mr. Lipesky will also be eligible to participate in A&F’s benefit programs and receive limited perquisites consistent with those provided to other senior executives of A&F.

The Compensation Committee also approved a form of executive severance agreement (the “Lipesky Executive Agreement”) to be entered into between Mr. Lipesky and Abercrombie & Fitch Management Co., a subsidiary of the Registrant (“A&F Management” and collectively with the Registrant, the “Company”) in consideration of (and as a condition of) the Lipesky Offer Letter. The Lipesky Executive Agreement is intended to support the Company’s retention strategy, protect the Company with restrictive covenants and align the Company’s practices with current practices in the Company’s industry and peer group. As of the date of this Current Report on Form 8-K, the Lipesky Executive Agreement has not been fully executed or become effective.

Upon the Lipesky Executive Agreement’s becoming effective, the term of the Lipesky Executive Agreement would end on the second anniversary of the effective date, followed by an automatic renewal on an annual basis, unless otherwise determined by the Company or Mr. Lipesky by providing notice to the contrary at least 90 days prior to the date on which the additional term would have automatically begun. However, if a change of control (as defined in the Lipesky Executive Agreement) were to occur during the original term or an additional term, the term of the Lipesky Executive Agreement would extend until the later of the expiration of the original term or the additional term, as applicable, and the 18-month anniversary date of such change of control.

Under the Lipesky Executive Agreement, once it becomes effective, if Mr. Lipesky’s employment were to terminate during the term of the Lipesky Executive Agreement, the Company would, in all cases, pay to him all accrued but unpaid compensation earned by him through the date of his termination.

Under the Lipesky Executive Agreement, once it becomes effective, if Mr. Lipesky’s employment were to be terminated by the Company without “cause” (as defined in the Lipesky Executive Agreement), other than as a result of his death or disability, or by Mr. Lipesky for “good reason” (as defined in the Lipesky Executive Agreement) during the term (other than during the three months prior to, or the 18 months following, a change of control of the Company) and he were to execute a release of claims acceptable to the Company:

•	the Company would continue to pay his base salary in bi-weekly installments for 18 months following the termination date;

•	the Company would pay him, at the time specified in the Lipesky Executive Agreement and subject to the approval of the Compensation Committee, a pro-rated portion of his bonus under the short-term cash bonus plan of the Company in which he was eligible to participate in the year of his termination date, based on the actual performance during the applicable bonus period (as defined in the Lipesky Executive Agreement) and the number of days in such bonus period that elapse prior to the termination date;

•	the Company would reimburse him during the 18 months following the termination date for 100% of the monthly premium costs of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), subject to his election of such coverage and satisfaction of the additional eligibility requirements set forth in the Lipesky Executive Agreement; and

•	any outstanding equity awards held by him would vest (if at all) in accordance with the terms of his award agreements.

Under the Lipesky Executive Agreement, once it becomes effective, if Mr. Lipesky’s employment were to be terminated by the Company without cause (other than as a result of his death or disability) or by him for good reason during the three months prior to, or the 18 months following, a change of control of the Company and he were to execute a release of claims acceptable to the Company:

•	the Company would pay him, at the time specified in the Lipesky Executive Agreement, a lump-sum amount equal to 18 months of his base salary;

•	the Company would pay him, at the time specified in the Lipesky Executive Agreement, a lump-sum payment in an amount equal to 1.5 times his target bonus opportunity under the Company’s short-term cash bonus plan in which he was eligible to participate in respect of the Company’s fiscal year in which the termination date occurred;

•	the Company would reimburse him for a period of 18 months following the termination date for 100% of the monthly premium costs of continuation coverage under COBRA, subject to his election of such coverage and satisfaction of the additional eligibility requirements set forth in the Lipesky Executive Agreement; and

•	any outstanding equity awards held by him would vest (if at all) in accordance with the terms of his award agreements.

Under the Lipesky Executive Agreement, once it becomes effective, if Mr. Lipesky’s employment were to be terminated by reason of his disability, he would be entitled to receive any benefits available under the Company’s long-term disability plan (if any). If his employment were to be terminated by the Company for cause, by him without good reason, or by reason of his death or disability, any outstanding equity awards held by him would vest (if at all) in accordance with the terms of his award agreements.

The Lipesky Executive Agreement, once it becomes effective, would impose various restrictive covenants on Mr. Lipesky, including non-competition, non-solicitation, non-disparagement, and confidentiality covenants. The non-competition covenant would prohibit Mr. Lipesky from engaging in certain activities with identified competitors of the Company during his employment and for a period of 12 months after the termination of his employment. The non-solicitation covenant would prohibit Mr. Lipesky from engaging in certain solicitation activities during his employment and for a period of 24 months after the termination of his employment.

The foregoing summary is qualified in its entirety by reference to the complete text of: (i) the Lipesky Offer Letter, which is incorporated herein by reference and a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K; and (ii) the form of Lipesky Executive Agreement, as approved by the Compensation Committee, which is incorporated herein by reference and a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K.

Item 8.01.  Other Events.

On September 6, 2017, A&F issued a news release announcing that Scott Lipesky has been appointed to serve as Senior Vice President & Chief Financial Officer of the Registrant, effective upon his starting employment with A&F. A copy of the news release is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(a) through (c)    Not applicable

(d)	Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Offer Letter from Abercrombie & Fitch to Scott Lipesky, executed by Mr. Lipesky on August 29, 2017

10.2	Form of Agreement to be entered into between Abercrombie & Fitch Management Co. and Scott Lipesky, as approved by the Compensation and Organization Committee of Abercrombie & Fitch Co.

99.1	News Release issued by Abercrombie & Fitch Co. on September 6, 2017, related to the appointment of Scott Lipesky to serve as Senior Vice President & Chief Financial Officer

[Remainder of page intentionally left blank; signature page follows.]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abercrombie & Fitch Co.

Dated: September 6, 2017	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Current Report on Form 8-K

Dated September 6, 2017

Abercrombie & Fitch Co.

Exhibit No.	Description

10.1	Offer Letter from Abercrombie & Fitch to Scott Lipesky, executed by Mr. Lipesky on August 29, 2017

10.2	Form of Agreement to be entered into between Abercrombie & Fitch Management Co. and Scott Lipesky, as approved by the Compensation and Organization Committee of Abercrombie & Fitch Co.

99.1	News Release issued by Abercrombie & Fitch Co. on September 6, 2017, related to the appointment of Scott Lipesky to serve as Senior Vice President & Chief Financial Officer